Exhibit 15.1
                                                          ------------

                                                    September 23, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  ICN Pharmaceuticals, Inc.
     Amendment No. 1 to Registration Statement on Form S-3
     (File No. 333-35167)

     We are aware that our report dated July 31, 1997, on our review of interim financial information of ICN Pharmaceuticals, Inc. for the three and six month periods ended June 30, 1997 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                   /s/ Coopers & Lybrand L.L.P.
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                                   Coopers & Lybrand L.L.P.